EXHIBIT 99.1

Broadwind Announces Second Quarter 2023 Results

CICERO, Ill., Aug. 14, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (Nasdaq: BWEN, “Broadwind” or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the second quarter 2023.

SECOND QUARTER 2023 RESULTS
(As compared to the second quarter 2022)

  Revenue of $50.8 million, +0.8 million y/y
  Gross Profit of $8.3 million, +$5.9 million y/y
  GAAP Net Income of $1.4 million, +4.1 million y/y
  Non-GAAP Adjusted EBITDA of $5.4 million, +$5.0 million y/y
  Ratio of net debt to trailing twelve-month Non-GAAP Adjusted EBITDA of 2.0x as of June 30, 2023
  Total backlog of $262.2 million, +$169.0 million y/y, as of June 30, 2023

FULL-YEAR 2023 FINANCIAL GUIDANCE

  Maintaining total revenue guidance in a range of between $205 million and $220 million
  Increasing Adjusted EBITDA guidance to a range of between $17 million and $19 million

For the three months ended June 30, 2023, Broadwind reported total revenue of $50.8 million, an increase of 2% when compared to the prior-year period. The Company reported GAAP net income of $1.4 million, or $0.07 per diluted share, in the second quarter 2023, compared to a net loss of ($2.7) million, or ($0.13) per basic share, in the second quarter 2022.   The Company reported non-GAAP adjusted EBITDA of $5.4 million in the second quarter 2023, an increase of $5.0 million when compared to the prior-year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

During the second quarter, Broadwind benefited from a combination of strong demand across its Gearing and Industrial Solutions businesses, continued price discipline, improved fixed cost absorption, more efficient raw materials procurement, reduced freight expense and benefits derived from advanced manufacturing credits associated with the Inflation Reduction Act (“IRA”), when compared to the prior-year period. This performance was partially offset by planned maintenance at the Company’s Abilene, Texas tower facility during the second quarter, which resulted in reduced plant utilization and lower tower output in the period, as expected.

Total backlog increased by $169.0 million on a year-over-year basis to $262.2 million in the second quarter 2023, supported by growth across all reporting segments.

As of June 30, 2023, Broadwind had total cash on hand and availability under its credit facility of $15.2 million, as compared to $10.2 million at the end of the second quarter 2022.

BUSINESS UPDATE

Broadwind has continued to demonstrate strong operational excellence and commercial execution, consistent with a multi-year focus on building a market-leading precision manufacturing platform. Broadwind remains focused on organic growth within both existing and adjacent markets; further revenue mix diversification beyond its core wind business; improved asset optimization; ratable growth in orders and backlog; and disciplined capital management to support the requirements of the business.

  Capitalize on favorable demand.  For the three months ended June 30, 2023, revenue growth within the Company’s industrial and energy markets was partially offset by decreased activity in the mining and construction markets.  Wind-related revenue declined modestly in the second quarter 2023, versus the prior year period, primarily due to planned maintenance at the Abilene facility.  Non-GAAP adjusted EBITDA increased meaningfully on a year-over-year basis across each reporting segment during the second quarter of 2023.

  Drive revenue mix diversification. On a trailing twelve-month basis through the end of the second quarter 2023, non-wind revenue increased by nearly 32% on a year-over-year basis to $98.9 million, supported by broad-based share gains across most end-markets. During the second quarter 2023, total non-wind revenue increased 12% on a year-over-year basis to $25.9 million, driven primarily by commercial growth across existing end-markets, together with organic, greenfield expansion in PRS sales.

  Deliver sustained margin expansion.   In the second quarter 2023, total gross margin rate increased 11.6 percentage points year-over-year to 16.4%, while non-GAAP adjusted EBITDA margin increased 9.8 percentage points to 10.5% in the same period. IRA-related tax credits, improved labor efficiencies and effective cost-management contributed to the year-over-year improvement, partially offset by planned facility maintenance.

  Drive asset optimization. As of June 30, 2023, Broadwind had secured more than 50% of its optimal tower production capacity across its facilities for the full-years 2023 and 2024. During 2023, the Company expects to further optimize its plant utilization, resulting in improved economies of scale. Broadwind has deployed a lean operating approach across all divisions which includes continuous improvement efforts designed to drive throughput growth and asset optimization. The base load of orders in backlog is expected to allow the Company to focus these efforts on specific manufacturing processes offering the highest return on resources invested.

MANAGEMENT COMMENTARY

“Our balanced value creation strategy continues to prioritize targeted commercial expansion within growing energy transition markets, focused operational excellence and disciplined capital management, consistent with our commitment to driving superior total returns for our shareholders, over the long-term,” stated Eric Blashford, President and CEO of Broadwind. “Our entire organization demonstrated strong execution on our strategy during the second quarter, resulting in year-over-year growth in non-GAAP adjusted EBITDA, improved margin realization and near-record profitability,” stated Eric Blashford, President and CEO of Broadwind.

“This year, we’ve introduced a series of performance improvement actions designed to drive greater process efficiency, reduce fixed overhead and further optimize our manufacturing base,” continued Blashford. “These actions, together with economic benefit afforded by the IRA’s advanced manufacturing tax credit, have propelled our margins and profitability toward historic highs. Given current activity levels, we anticipate a further acceleration in customer demand across our commercial and industrial markets into the second half of 2023, with expectations for improved wind tower demand during 2024.”

“Disciplined balance sheet management remains a key strategic priority for us,” continued Blashford. “Our net leverage profile improved meaningfully over the last year, with our ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA declining to 2.0x as of June 30, 2023,” noted Blashford. “In the second half of this year, we intend to reduce inventory levels, positioning the Company to realize improved working capital efficiencies, while reducing our debt balance.”

“Today, we raised our full year 2023 Adjusted EBITDA guidance, with backlog still at near-record levels entering the third quarter,” concluded Blashford. “The overall demand outlook remains stable, while our operations excellence initiatives continue to drive improved cost efficiencies across the organization. As our business becomes increasingly cash generative, we expect to have improved balance sheet optionality with which to pursue investments that enhance our capabilities within complementary, high-value precision manufacturing markets.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers, PRS units and other industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined 5% to $33.9 million in the second quarter 2023 as compared to the prior-year period, primarily driven by planned maintenance at the Abilene, Texas tower facility that resulted in lower tower production in the period. The segment reported operating income of $3.9 million in the second quarter 2023, as compared to $0.1 million in the prior-year period. Segment non-GAAP adjusted EBITDA was $5.0 million in the second quarter 2023, as compared to $1.2 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including energy production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 9% to $11.0 million in the second quarter 2023, as compared to the prior-year period, primarily driven by increased demand from industrial customers. The segment reported operating income of $0.3 million in the second quarter 2023, compared to an operating loss of ($0.6) million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $1.0 million in the second quarter 2023, as compared to $0.1 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 24% to $6.3 million in the second quarter 2023, as compared to the prior-year period, primarily driven by increased demand for natural gas turbine content, as industry gas turbine unit sales reached multi-year highs. The segment reported operating income of $0.8 million in the second quarter 2023, compared to an operating income of $0.03 million in the prior-year period.   The segment reported non-GAAP adjusted EBITDA of $1.0 million in the second quarter 2023, as compared to $0.2 million in the prior-year period.

FINANCIAL GUIDANCE

The following financial guidance for the full year 2023 reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Full Year 2023

$ in Millions	Prior Guidance		New Guidance
	Low	High	Low	High
Revenue	$205	$220	$205	$220
Non-GAAP Adjusted EBITDA	$16	$18	$17	$19

SECOND QUARTER 2023 CONFERENCE CALL

Broadwind will host a conference call today at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	1-877-407-9716

To listen to a replay of the teleconference, which will be available through August 21, 2023:

Teleconference Replay:	1-844-512-2921
Conference ID:	13740063

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of global health concerns on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (v) our ability to continue to grow our business organically and through acquisitions; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) the limited trading market for our securities and the volatility of market price for our securities; and (xix) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$2,095	$12,732
Accounts receivable, net	28,796	17,018
AMP credit receivable	6,729	-
Contract assets	2,228	1,955
Inventories, net	48,555	44,262
Prepaid expenses and other current assets	3,143	3,291
Total current assets	91,546	79,258
LONG-TERM ASSETS:
Property and equipment, net	46,787	45,319
Operating lease right-of-use assets, net	15,488	16,396
Intangible assets, net	2,395	2,728
Other assets	749	839
TOTAL ASSETS	$156,965	$144,540

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current portion of long-term debt	$13,110	$1,170
Current portion of finance lease obligations	1,590	2,008
Current portion of operating lease obligations	1,737	1,882
Accounts payable	28,419	26,255
Accrued liabilities	5,680	4,313
Customer deposits	30,360	34,550
Total current liabilities	80,896	70,178
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	7,203	7,141
Long-term finance lease obligations, net of current portion	3,531	4,226
Long-term operating lease obligations, net of current portion	15,917	16,696
Other	20	26
Total long-term liabilities	26,671	28,089
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 21,578,925 and 21,127,130 shares issued as of June 30, 2023 and December 31, 2022, respectively	22	21
Treasury stock, at cost, 273,937 shares as of June 30, 2023 and December 31, 2022, respectively	(1,842)	(1,842)
Additional paid-in capital	398,180	397,240
Accumulated deficit	(346,962)	(349,146)
Total stockholders' equity	49,398	46,273
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$156,965	$144,540

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$50,843	$50,012	$99,716	$91,856
Cost of sales	42,510	47,618	84,407	87,450
Gross profit	8,333	2,394	15,309	4,406

OPERATING EXPENSES:
Selling, general and administrative	5,952	4,122	11,478	8,024
Intangible amortization	165	184	333	367
Total operating expenses	6,117	4,306	11,811	8,391
Operating income (loss)	2,216	(1,912)	3,498	(3,985)

OTHER EXPENSE, net:
Interest expense, net	(751)	(776)	(1,239)	(1,121)
Other, net	(22)	-	(24)	21
Total other expense, net	(773)	(776)	(1,263)	(1,100)

Net income (loss) before provision for income taxes	1,443	(2,688)	2,235	(5,085)
Provision for income taxes	28	15	51	22
NET INCOME (LOSS)	$1,415	$(2,703)	$2,184	$(5,107)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Net income (loss)	$0.07	$(0.13)	$0.10	$(0.26)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,091	20,244	20,981	19,977

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.07	$(0.13)	$0.10	$(0.26)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,409	20,244	21,390	19,977

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,184	$(5,107)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,167	3,095
Deferred income taxes	(5)	(9)
Change in fair value of interest rate swap agreements	-	2
Share-based compensation	409	580
Allowance for doubtful accounts	16	30
Common stock issued under defined contribution 401(k) plan	648	613
Loss on disposal of assets	48	3
Changes in operating assets and liabilities:
Accounts receivable	(11,794)	(7,389)
AMP credit receivable	(6,729)	-
Employee retention credit receivable	-	497
Contract assets	(273)	(2,194)
Inventories	(4,293)	(1,552)
Prepaid expenses and other current assets	147	596
Accounts payable	1,776	9,698
Accrued liabilities	1,367	656
Customer deposits	(4,190)	(7,789)
Other non-current assets and liabilities	75	6
Net cash used in operating activities	(17,447)	(8,264)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,977)	(1,697)
Proceeds from disposals of property and equipment	15	-
Net cash used in investing activities	(3,962)	(1,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	11,991	10,687
Proceeds from long-term debt	618	125
Payments on long-term debt	(607)	(107)
Principal payments on finance leases	(1,113)	(1,003)
Shares withheld for taxes in connection with issuance of restricted stock	(117)	(544)
Net cash provided by financing activities	10,772	9,158
		-

NET DECREASE IN CASH	(10,637)	(803)
CASH beginning of the period	12,732	852
CASH end of the period	$2,095	$49

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
ORDERS:
Heavy Fabrications	$12,363	$12,989	$32,599	$47,149
Gearing	5,813	8,941	18,206	23,003
Industrial Solutions	7,185	4,116	14,158	8,587
Total orders	$25,361	$26,046	$64,963	$78,739

REVENUES:
Heavy Fabrications	$33,944	$35,575	$65,537	$62,847
Gearing	10,977	10,115	22,943	20,700
Industrial Solutions	6,270	5,049	11,692	9,121
Corporate and Other	(348)	(727)	(456)	(812)
Total revenues	$50,843	$50,012	$99,716	$91,856

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$3,867	$78	$6,657	$(383)
Gearing	348	(585)	929	(697)
Industrial Solutions	843	32	1,465	(177)
Corporate and Other	(2,842)	(1,437)	(5,553)	(2,728)
Total operating profit (loss)	$2,216	$(1,912)	$3,498	$(3,985)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$1,415	$(2,703)	$2,184	$(5,107)
Interest Expense	751	776	1,239	1,121
Income Tax Provision	28	15	51	22
Depreciation and Amortization	1,562	1,576	3,167	3,095
Share-based Compensation and Other Stock Payments	567	708	1,060	1,232
Proxy Contest-Related Expenses	1,036	-	1,755	-
Adjusted EBITDA (Non-GAAP)	$5,359	$372	$9,456	$363

Heavy Fabrications Segment	Three Months Ended June 30,		Six Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$3,736	$(302)	$6,326	$(778)
Interest Expense	137	455	277	595
Income Tax (Benefit) Provision	(5)	(74)	54	(201)
Depreciation	856	862	1,714	1,741
Share-based Compensation and Other Stock Payments	241	256	452	472
Adjusted EBITDA (Non-GAAP)	$4,965	$1,197	$8,823	$1,829

Gearing Segment	Three Months Ended June 30,		Six Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$273	$(630)	$774	$(766)
Interest Expense	67	43	140	90
Income Tax Provision	8	2	15	2
Depreciation and Amortization	556	554	1,152	1,030
Share-based Compensation and Other Stock Payments	117	160	233	278
Adjusted EBITDA (Non-GAAP)	$1,021	$129	$2,314	$634

Industrial Solutions Segment	Three Months Ended June 30,		Six Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$681	$(32)	$1,210	$(257)
Interest Expense	128	52	211	66
Income Tax Provision	13	9	21	11
Depreciation and Amortization	92	98	186	201
Share-based Compensation and Other Stock Payments	57	73	101	134
Adjusted EBITDA (Non-GAAP)	$971	$200	$1,729	$155

Corporate and Other	Three Months Ended June 30,		Six Ended June 30,
	2023	2022	2023	2022
Net Loss	$(3,275)	$(1,739)	$(6,126)	$(5,917)
Interest Expense	419	226	611	481
Income Tax Provision (Benefit)	12	78	(39)	(408)
Depreciation and Amortization	58	62	115	212
Share-based Compensation and Other Stock Payments	152	219	274	1,155
Proxy Contest-Related Expenses	1,036	-	1,755	-
Adjusted EBITDA (Non-GAAP)	$(1,598)	$(1,154)	$(3,410)	$(4,477)

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com